VOID AFTER 5 P.M. PACIFIC TIME ON JANUARY 26, 2003
                     1998 WARRANTS TO PURCHASE COMMON STOCK

                                                      WARRANTS CUSIP 204914 12 1

                     INCORPORATED IN THE STATE OF DELAWARE

THIS CERTIFIES THAT

or registered assigns, is the registered holder of the number of the 1998 Common Stock Purchase Warrants ("Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from CompuMed, Inc., a corporation incorporated under the laws of the State of Delaware ("Company"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement hereinafter more fully described ("Warrant Agreement"), one fully paid and nonassessable share of Common Stock, $0.01 par value, of the Company ("Common Stock") upon presentation and surrender of this Warrant Certificate with the instructions for the registration and delivery of Common Stock filled in, at any time on or after February 27, 1998 and prior to 5:00 P.M., Pacific time, on January 26, 2003, at the stock transfer office in Glendale, California, of U.S. Stock Transfer Corporation, Warrant Agent of the Company ("Warrant Agent") or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company. Each Warrant initially entitles the holder to purchase one share of Common Stock for $3.00, subject to adjustment as provided in the Warrant Agreement. The number and kind of securities or other property for which the Warrants are exercisable are subject to adjustment in certain events, such as mergers, splits, stock dividends, recapitalizations and the like, to prevent dilution. All Warrants not theretofore exercised will expire on January 26, 2003. The Company shall have the right, upon 30 days' prior written notice, to reduce the exercise price or extend the expiration date of the Warrants.

     This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of February 27, 1998 ("Warrant Agreement"), between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at 1230 Rosecrans Avenue, Manhattan Beach, CA 90266,
Attention: President.

     The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants, Common Stock or other securities, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

     In certain cases, the sale of securities by the Company upon exercise of Warrants would violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed to use its best efforts to cause a registration statement to continue to be effective during the term of the Warrants with respect to such sales under the Securities Act of 1933, and to take such action under the laws of various states as may be required to cause the sale of securities upon exercise to be lawful. However, the Company will not be required to honor the exercise of Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful. In certain cases, the Company may, but is not required to, purchase Warrants submitted for exercise for a cash price equal to the difference between the market price of the securities obtainable upon such exercise and the exercise price of such Warrants.

     This Warrant Certificate, with or without other Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate office of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

     No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatsoever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any merger, recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

     If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

     Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that:

     (a) this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement, and

     (b) the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership of other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

     WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

Dated:

     Countersigned:
          U.S. STOCK TRANSFER CORPORATION

                                                        Warrant Agent

By:

                                                        Authorized Signature

                            COMPUMED, INC.

Attest                                                  By:

          SECRETARY                                          PRESIDENT









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                            COMPUMED, INC.
                         ELECTION TO PURCHASE
 (To be executed by the registered holder upon exercise of Warrants)

Mailing Address:
        U.S. Stock Transfer Corporation
        1745 Gardena Avenue, 2nd Floor
        Glendale, CA 91204

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, ____________ shares of Common Stock, $0.01 par value per share ("Warrant Shares"), and herewith tenders payment for such shares in the amount of $ _______ by payment of cash or official bank or certified check, payable to the order of CompuMed, Inc. The undersigned requests that a certificate for such Shares be registered in the name of

Name:
     ----------------------------------------------------------------------

Address:
        -------------------------------------------------------------------

---------------------------------------------------------------------------

Delivery Address:
                 ----------------------------------------------------------

(If different)
              -------------------------------------------------------------

If the number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrants be registered in the name of, and delivered to as follows: Name: Address:

Delivery Address:
                 ----------------------------------------------------------
(If different)
                 ----------------------------------------------------------

                 ----------------------------------------------------------

Dated:
      ----------------------------------------------------------

      (INSERT SOCIAL SECURITY OR
  OTHER IDENTIFYING NUMBER OF HOLDER)




----------------------------------------------------------------
      (SIGNATURE OF REGISTERED HOLDER OR ASSIGNEE)


----------------------------------------------------------------
(SIGNATURE OF REGISTERED HOLDER OR ASSIGNEE IF CO-OWNED)

NOTE: THE ABOVE SIGNATURES MUST CORRESPOND WITH THE NAMES AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER, UNLESS THIS WARRANT HAS BEEN ASSIGNED.


                              ASSIGNMENT

(To be executed by the registered holder in order to transfer Warrants)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers _______________ Warrants represented by this Warrant
Certificate to

----------------------------------------------------------------------

----------------------------------------------------------------------
                 (PRINT NAME AND ADDRESS OF ASSIGNEE)

and does hereby irrevocably constitute and appoint

                                                             attorney
-------------------------------------------------------------

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to transfer said Warrants on the books of the Company, with full power of substitution.

Dated:
      ----------------------------------------------------------------

    (INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF HOLDER)



----------------------------------------------------------------
(SIGNATURE OF REGISTERED HOLDER)


----------------------------------------------------------------
(SIGNATURE OF REGISTERED HOLDER IF CO-OWNED)

NOTE: THE ABOVE SIGNATURES MUST CORRESPOND WITH THE NAMES AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.


SIGNATURE GUARANTEED:


By
  --------------------------------------------------------------

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR
INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17 Ad-5.



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AMERICAN BANK NOTE COMPANY      FEB 27, 1998 fm
3504 ATLANTIC AVENUE
SUITE 12
LONG BEACH, CA  90807           055507BK
(562) 989-2333

(FAX) (562) 426-7450
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